UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SoftBrands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51118	41-2021446
(State or other jurisdiction or	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Two Meridian Crossings, Suite 800
Minneapolis, Minnesota	55423
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $.01 par value	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The information contained in Item 11 of the Registration on Form 10 of SoftBrands, Inc. filed. on January 14, 2005, as amended by Amendment No. 1 to such Form 10 filed March 15, 2005, and as supplement by the information contained in Item 3.03 and Item 5.03 of the Form 8-K filed August 26, 2005, is hereby incorporated by reference.

Item 2.  Exhibits

3.1	Second Restated Certificate of Incorporation, as amended (incorporated by reference to our Registration on Form 10 filed January 14, 2005 (File No. 0-51118))

3.2	Certificate of Designation of Series A Preferred Stock (incorporated by reference to our Registration on Form 10 filed January 14, 2005 (File No. 0-51118))

3.3

Certificate of Designation of Preferences , Privileges, Powers and Rights of Series B Convertible Preferred Stock (incorporated by reference to our Registration on Form 10 filed January 14, 2005 (File No. 0-51118))

3.4	Bylaws (incorporated by reference to our Registration on Form 10 filed January 14, 2005 (File No. 0-51118))

3.5	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock (incorporated by reference to our Current Report on Form 8-K as filed August 23, 2005 (File No. 0-51118))

4.1

Rights Agreement dated as of November 26, 2002 between SoftBrands, Inc. and Wells Fargo Bank Minnesota, National Association (incorporated by reference to our Registration on Form 10 filed January 14, 2005 (File No. 0-51118))

4.2

First Amendment, dated as of August 17, 2005, to the Rights Agreement, dated as of November 26, 2002, between SoftBrands, Inc. and Wells Fargo Bank, National Association (incorporated by reference to our Current Report on Form 8-K as filed August 23, 2005 (File No. 0-51118))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 21, 2005

SOFTBRANDS, INC.

/s/ David G. Latzke
David G. Latzke, Senior Vice President, Chief
Financial Officer and Secretary